                                                         Exhibit 10.11


                          SEVERANCE AGREEMENT
                          ------------------


         Agreement between NetLive Communications, Inc., a Delaware Corporation having a place of business at 584 Broadway, Suite 806, New York, New York 10012 (the "Company"), and Laurence Rosen ("Employee"), an individual residing at 94 Hudson Street, Apartment 3, Hoboken, New Jersey 07030;

         Whereas, the Company and Employee previously entered into an Employment Agreement, effective as of September 1, 1995, pursuant to which Employee has served as president and chief executive officer of the Company; and

         Whereas, the Employee has agreed to resign from the Company as its president, its chief executive officer and a member of the Board of Directors and to serve as a consultant to the Company for a period of time following his resignation in consideration of which the Company has agreed to provide Employee with a severance package and to remunerate Employee with respect to the consulting services Employee is to provide;

         Now, therefore, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1. Resignation: Employee hereby resigns from the positions of chief executive officer, president and member of the Board of Directors, as well as any other position with the Company, effective immediately upon the Company's Board of Directors ratification of this Agreement (the "Termination Date"). Attached hereto as Exhibit A is a form of resignation letter which the Employee will execute simultaneously with the execution of this Agreement.

2. Severance and Consulting: Upon resignation, the Company shall pay Employee the sum of $147,500.00. For a period commencing on the Termination Date and ending September 1, 1997, Employee shall continue to serve the Company as a consultant, pursuant to the terms of the Consulting Agreement (a copy of which is attached hereto as Exhibit B) into which the Company and Employee shall enter simultaneously with the execution of this Agreement. Among other things, the Consulting Agreement provides that the Employee shall be remunerated at the rate of $500.00 per month.

3. Options: For purposes of the vesting of outstanding options to purchase the Company's common stock held by Employee, the Termination
Date shall be deemed to be September 1, 1997, and any unvested options held by Employee shall vest as scheduled until that time. In addition, the Company hereby waives the application of Section 11(a), (d) and
(f) of the Company's 1996 Stock Option Plan and the first sentence of Paragraph 7 of each of the Option Agreements between the Company and the Employee pursuant to such Plan. Employee hereby waives application of Section 6 of the Stock Option Plan. Employee acknowledges that this paragraph may have the effect of disqualifying certain options held by Employee as "incentive" options, as that term is used in the Internal
Revenue Code, Section 422. Employee shall have no right to any additional options other than those already issued and vested and those issued and scheduled to vest prior to September 1, 1997. To the extent inconsistent, the terms of this paragraph shall supersede the terms of any existing option agreements between Employee and the Company and the applicable terms of the Company's 1996 Stock Option Plan.

4. Benefits: The Company will maintain Employee's coverage under the Company's medical, dental and disability plans available to its executives until September 1, 1998, except that to the extent such plans do not permit further coverage of Employee following the Termination Date. In such event, the Company will pay the cost of Employee's COBRA premiums through the period ending September 1, 1998.

5. Confidentiality and Non-Competition: Employee acknowledges that he remains subject to Section 5 of the Employment Agreement, pertaining to confidentiality, following the Termination Date. As required by Section 5 of the Employment Agreement, Employee agrees that for a period of two years following the Termination Date, Employee shall not directly or indirectly compete with the Company in any business in which the Company is presently engaged, including, but not limited to, the area of Internet voiceconferencing or videoconferencing. Employee agrees that for a period of one year following the Termination Date, Employee will not employ nor be employed by, directly or indirectly, any person who is employed by the Company as of the date of this Agreement or as of the Termination Date.

6. Releases: The terms of this Agreement shall satisfy any obligations the Company may have to the Employee pursuant to the Employment Agreement or otherwise. Upon execution of this Agreement, both the Company and the Employee shall execute general releases in favor of the other in the forms attached hereto as Exhibits C and D.

7.  Representations:

(a) Company hereby represents and warrants that it has been duly authorized to enter into this Agreement and that the Agreement is a binding obligation upon the Company, except that this Agreement shall not bind either the Company or Employee until ratified by the Company's Board of Directors. The Company shall use its best efforts to obtain such ratification.

(b) Employee hereby represents and warrants that during his employment and/or association with the Company he has not committed, participated in or has any knowledge of any violations of applicable law relating to the Company or its assets.

8. Publicity: Subject to the parties' respective obligations under the federal securities and other applicable laws, neither party shall disparage the other and any press release or other publication of information pertaining to this Agreement or Employee's resignation shall be subject to the approval of the other party, which approval shall not be unreasonably withheld.

9. Legal and Tax Advice: Employee has consulted counsel with respect to the terms of this Agreement and has consulted with his personal tax advisor regarding the tax implications of the modification of the terms of Employee's existing option agreements with the Company. To the extent that the payments in paragraph 3 are determined to be subject to any taxes or other state or federal withholdings, the Employee will be solely responsible for payment of such taxes or withholdings. The Employee agrees to indemnify, defend and hold the Company harmless from any and all claims, demands, damages, losses, suits, judgments, liabilities, settlements, expenses and costs that the Company may incur, suffer, or be subject to as a result of or in connection with the Company's failure to withhold taxes or other required state or federal withholdings from the payments made under paragraph 3.


10. Interpretation: To the extent there are any inconsistencies between the terms of this Agreement and any other agreement between Employee and the Company, the terms of this Agreement shall govern.

11. Choice of Law: This agreement shall be governed under New York law without regard to principles of conflicts of law. Any disputes shall be resolved in the state or federal courts located in New York County.

12. Cooperation in Litigation: Employee agrees to cooperate fully with the Company in the Company's defense of any future or present claims, causes of actions, suits, debts, obligations, promises and demands asserted against the Company arising out of or relating to any of the Company's affairs at any time in the past through the time of execution of this Agreement. The Company agrees to compensate Employee for his time expended in such cooperation at his regular hourly rate of $100 per hour.

13 Covenant Not To Sue:
(a) The Employee, his successors and assigns (the "Employee" being used collectively for the purposes of this Paragraph 13) hereby irrevocably and unconditionally covenants not to sue, directly or indirectly, the Company, its officers, directors, shareholders, employees, agents, and affiliates (the "Company" being used collectively for the purposes of this Paragraph 13) or to assist others in doing so (except as compelled by subpoena or applicable law), of, from or with respect to any and all claims, rights, damages, demands, causes or liabilities of any nature whatsoever, contingent or fixed, whether due or to become due, that the Employee has had, now has or may have at any future time by reason of any cause, matter or thing whatsoever, directly or indirectly, related to any action taken or omitted to be taken by the Company on or prior to the date hereof; provided, however, that the following shall be preserved and excluded from the foregoing covenant: (i) any rights of Employee under this Agreement or any agreement executed simultaneous herewith; and (ii) any claims, causes of actions, suits, debts, obligations, promises and demands of any kind, whether legal or equitable, which the Employee may have against NetLive Communications, Inc., arising at any time in the past through the time of execution of this Release arising out of any events or conditions that were not known or should not have been known through the exercise of reasonable diligence, at the time of execution of this Release, by Laurence Rosen.

(b) The Company hereby irrevocably and unconditionally covenants not to sue, directly or indirectly, the Employee and his successors and assigns, or to assist others in doing so (except as compelled by subpoena or applicable law), of, from or with respect to any and all claims, rights, damages, demands, causes or liabilities of any nature whatsoever, contingent or fixed, whether due or to become due, that the Company has had, now has or may have at any future time by reason of any cause, matter or thing whatsoever, directly or indirectly, related to any action taken or omitted to be taken by the Employee on or prior to the date hereof; provided, however, that the following shall be preserved and excluded from the foregoing covenant: (i) any rights of the Company under the Agreement or any agreement executed simultaneous herewith; and (ii) any claims, causes of actions, suits, debts, obligations, promises and demands of any kind, whether legal or equitable, which NetLive Communications, Inc. may have against Employee, arising at any time in the past through the time of execution of this Release arising out of any events or conditions that were not known or should not have been known through the exercise of reasonable diligence, at the time of execution of this Release, to any officer or member of the Board of Directors of NetLive Communications, Inc. other than Laurence Rosen.




Dated: June 12, 1997

NetLive Communications, Inc.
By:


/s/ Michael Kharitonov
-------------------------------
Michael Kharitonov
Chairman of the Board


/s/ Laurence Rosen
-------------------------------
Laurence Rosen, Individually

                               Exhibit A
                               ---------

                                                  94 Hudson Street, Apt. 3
                                                  Hoboken, New Jersey 07030
                                                  June 12, 1997

Board of Directors
NetLive Communications, Inc.
584 Broadway, Suite 806
New York, New York 10021

Dear Sirs:

                  Pursuant to the Severance Agreement between NetLive Communications, Inc. (the "Company") and me, dated June 12, 1997, I hereby resign from the positions of chief executive officer, president, chief financial officer, treasurer and member of the Board of Directors and from all other positions I hold with the Company immediately upon ratification of the Agreement between the Company and myself dated June 12, 1997. I hereby acknowledge that the Board of Directors, the Company or anyone else is not obligated to nominate me at any time in the future for a position on the Board of Directors.

                                                  Very truly yours,

                                                  /s/ Laurence Rosen

                                                  Laurence Rosen

                               Exhibit B
                               ---------

                          CONSULTING AGREEMENT


         Agreement, dated and effective June 12, 1997, by and between NetLive Communications, Inc., a Delaware Corporation having a place of business at 584 Broadway, Suite 806, New York, New York 10012 (the "Corporation"), and Laurence Rosen, an individual residing at 94 Hudson Street, Apartment 3, Hoboken, NJ 07030 (the "Consultant").


                             W I T N E S S E T H:


         WHEREAS, the Corporation desires to engage the Consultant to consult to the Corporation and the Consultant desires to consult for the Corporation pursuant to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and convenants herein contained, it is agreed as follows:


1.       ENGAGEMENT; DUTIES .

         (a) The Corporation engages the Consultant, and the Consultant hereby accepts engagement by the Corporation, and Consultant hereby accepts such retention by the Corporation to undertake such services as the Corporation shall reasonably request in connection with the Corporation's business, including, but not limited to, providing the Corporation with financial, strategic and general organizational and business advice as the corporation shall reasonably request.

         (b) The Consultant shall provide advisory services to the Corporation from a location of the Consultant's choice.

         (c) The Consultant shall devote such of his time and efforts as shall be necessary to the proper provision of advisory services under this Agreement. The Consultant may engage in any other business ventures and activities, provided that such other ventures and activities will not result in violation of the provisions of Section 5 hereof, or the Severance Agreement between the Consultant and the Company, executed simultaneously herewith.


2.       TERMS

         The Consultant's engagement hereunder shall be for a term of four and a half months commencing on June 12, 1997 and continuing through September 1, 1997.

3.       COMPENSATION

         (a) As compensation for the performance of his duties on behalf of the Corporation, the Consultant shall be compensated as follows:

             (i) The Corporation shall pay the Consultant a non-cancelable, non-refundable retainer ("Retainer") at the rate of $500 per month. The first payment of $250 (representing the pro rata portion of the payment for the month of June) shall be payable on the signing of this agreement, and all remaining payments shall be payable on the first day of each month, in advance.

         The Corporation is retaining the Consultant as an independent contractor and as such will not withhold any amounts payable hereunder for taxes. The Consultant shall be responsible for payment of income, social security and other government taxes as an independent entity.

         (b) The Corporation shall reimburse the Consultant for all normal, usual and necessary expenses incurred by the Consultant in furtherance of the business and affairs of the Corporation against receipt by the Corporation of appropriate vouchers or other proof of the Consultant's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of the Corporation.


4.       REPRESENTATIONS AND WARRANTIES BY
         THE CONSULTANT AND CORPORATION

         The Consultant hereby represents and warrants to the Corporation as follows:

         (a) Neither the execution and delivery of this Agreement nor the performance by the Consultant of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Consultant is a party or by which he is bound.

         (b) The Consultant has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Consultant enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Consultant to execute and deliver this Agreement or perform his duties and other obligations hereunder.

         The Corporation hereby represents and warrants to the Consultant as follows:

         (a) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

         (b) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

         (c) The execution, delivery and performance by the Corporation of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation of any of its properties may be bound or affected.

         (d) The Corporation does not now contemplate and will not in the future require the performance by the Consultant of acts that would conflict with his obligations to any former employer or under applicable law. Specifically, the Corporation acknowledges that the Consultant's duties will not include the solicitation of Consultants or customers of any former employer or consulting assignment, disclosure to the Corporation of any trade secrets of a former employer or consulting assignment, or the use by the Consultant in the course of his employment of any documents provided to the Consultant by a former employer or inventions developed by the Consultant during any former engagement.


5.       CONFIDENTIAL INFORMATION

         The Consultant agrees that during the course of his engagement or at any time after termination, he will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any of its clients. The Consultant agrees: (i) not to use any such information for himself or others; and (ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during his engagement by the Corporation, except as required in the Consultant's duties to the Corporation. The Consultant agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of engagement. The foregoing notwithstanding, the parties acknowledge and agree that the confidential and proprietary information of the Corporation and/or its clients shall not include (a) information already in the public domain or hereafter disclosed to the public; (b) general knowledge about the Internet software and content development industry obtained through the Consultant's academic and professional experience, including but not limited to knowledge of (i) the business of other companies in the field,

(ii) general business methods and structures useful in operating Internet or computer related companies, (iii) the status of patents and other technology in the field other than those of the Company; or (c) any inventions, discoveries, improvements, ideas, writings, computer programs, or other work product of the Consultant made or developed by the Consultant before his engagement or prior employment by the Corporation.


         Except with prior written authorization by the Corporation, the Consultant agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his engagement with the Corporation.


6.       NOTICES

         Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one (1) day after being sent by Federal Express or similar overnight delivery; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, or one (1) day after being sent by telecopier (with mechanical telecopier confirmation of receipt), to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.


7.       SEVERABILITY OF PROVISIONS


         If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.


8.       ENTIRE AGREEMENT: MODIFICATION

         This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

9.       BINDING EFFECT

         The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the Consultant and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Consultant's obligations hereunder may not be transferred or assigned by the Consultant.


10.      NON-WAIVER

         The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.


11.     GOVERNING LAW

         This Agreement shall be governed under New York law without regard to principles of conflicts of law. Any disputes shall be resolved in the state or federal courts located in New York County.


12.      HEADINGS

         The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.


13.      ATTORNEYS FEES, COSTS

         In the event a party breaches this Agreement, the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any litigation is commenced.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                              NETLIVE COMMUNICATIONS, INC.





                              By: /s/Michael Kharitonov
                                  -----------------------
                                   Michael Kharitonov
                                   Chairman of the Board



                              Dated:   June 12, 1997



                              LAURENCE ROSEN

                                   /s/Laurence Rosen
                                   -----------------------
                                   Laurence Rosen, Individually


                              Dated:   June 12, 1997

                               Exhibit C
                               ---------

                                RELEASE
                                -------

                  Laurence Rosen, including his successors and assigns (collectively, the "Employee"), hereby releases NetLive, Communications, Inc. ("NetLive"), including its officers, directors, shareholders, employees, agents and affiliates (collectively, the "Company"), from any and all claims, causes of actions, suits, debts, obligations, promises and demands of any kind, whether legal or equitable, which the Employee may have against the Company, arising at any time in the past through the time of execution of this Release; provided, however, that the following shall be preserved and excluded from the foregoing Release: (i) any rights of Laurence Rosen under the Severance Agreement between NetLive and Laurence Rosen dated June 12, 1997 or any agreement executed simultaneous therewith; and (ii) any claims, causes of actions, suits, debts, obligations, promises and demands of any kind, whether legal or equitable, which the Employee may have against NetLive, arising at any time in the past through the time of execution of this Release arising out of any events or conditions that were not known or should not have been known through the exercise of reasonable diligence, at the time of execution of this Release, by Laurence Rosen.



/s/ Laurence Rosen
----------------------
Laurence Rosen

Sworn to before me this
12th day of June, 1997



/s/ Stewart L. Sheftel             STEWART L. SHEFTEL
----------------------        Notary Public, State of New York
Notary Public                         No. 30-4777318
                                Qualified in Nassau County
                            Commission Expires March 30, 1998

                               Exhibit D
                               ---------

                                RELEASE
                                -------

                  NetLive, Communications, Inc. ("NetLive"), including its officers, directors, shareholders, employees, agents and affiliates (collectively, the "Company"), hereby releases Laurence Rosen, including his successors and assigns (collectively, the "Employee") from any and all claims, causes of actions, suits, debts, obligations, promises and demands of any kind, whether legal or equitable, which the Company may have against Employee, arising at any time in the past through the time of execution of this Release; provided, however, that the following shall be preserved and excluded from the foregoing Release: (i) any rights of NetLive under the Severance Agreement between NetLive and Laurence Rosen dated June 12, 1997 or any agreement executed simultaneous therewith; and (ii) any claims, causes of actions, suits, debts, obligations, promises and demands of any kind, whether legal or equitable, which NetLive may have against Employee, arising at any time in the past through the time of execution of this Release arising out of any events or conditions that were not known or should not have been known through the exercise of reasonable diligence, at the time of execution of this Release, by any NetLive officer or member of the NetLive Board of Directors other than Laurence Rosen


NetLive Communications, Inc.
By:


/s/ Michael Kharitonov
---------------------------
Michael Kharitonov

Sworn to before me this
12th day of June, 1997



/s/ Stewart L. Sheftel             STEWART L. SHEFTEL
----------------------        Notary Public, State of New York
Notary Public                         No. 30-4777318
                                Qualified in Nassau County
                            Commission Expires March 30, 1998